Exhibit 10.41

MAXIM INTEGRATED PRODUCTS, INC.
1996 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT
(LEGAL PROVISIONS GOVERNING THE OPTION)
FOR NON-U.S. GRANTEES

MAXIM INTEGRATED PRODUCTS, INC., a Delaware corporation (the "Company"), pursuant to its 1996 Stock Incentive Plan (the "Plan") has granted to Grantee, the Grantee named on the Notice of Grant of Stock Options (the "Grant Notice"), which has been delivered to Grantee separately, an option (the "Option") to purchase shares of the common stock of the Company ("Common Stock"). The Option will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Plan.

The legal provisions governing the Option, including any country-specific appendix for Grantee's country of residence, (together referred to herein as the "Agreement") are as follows:

  Total Number of Shares Subject to this Option. The total number of Shares subject to the Option is set forth on the Grant Notice.

  Vesting. Subject to the limitations contained herein, the Option shall be exercisable with respect to each installment on or after the date of vesting applicable to such installment as set forth in the Grant Notice. Vesting is conditioned upon Grantee's Continuous Status as an Employee, Director or Consultant on each applicable vesting date.

  Exercise Price and Method of Payment.

  (a) Exercise Price. The exercise price of the Option is set forth on the Grant Notice, being not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Option.

  (b) Method of Payment. Payment of the exercise price per Share is due in full upon exercise of all or any part of each installment which has become exercisable by Grantee by any of the following, or a combination thereof, at Grantee's election:

    cash; or

    check; or

    delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price.

  Minimum Number of Shares and Whole Shares. The minimum number of Shares with respect to which the Option may be exercised at any one time is one hundred (100), except (a) as to an installment subject to exercise, as set forth in paragraph 2, which amounts to fewer than one hundred (100) Shares, in which case, as to the exercise of that installment, the number of Shares in such installment shall be the minimum number of Shares, and (b) with respect to the final exercise of the Option this minimum shall not apply. In no event may this Option be exercised for any number of Shares which would require the issuance of anything other than whole Shares.

  Securities Law Compliance. Notwithstanding anything to the contrary contained herein, the Option may not be exercised unless the Shares issuable upon exercise of the Option are then registered under the United States Securities Act of 1933, as amended (the "Act") or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

  Term of Option. The term of the Option commences on the date of grant and, unless sooner terminated as set forth in the Grant Notice, below or in the Plan, the Option terminates on the date seven (7) years from the date of grant. In no event may the Option be exercised on or after the date on which it terminates. The Option shall terminate prior to the expiration of its maximum term as follows: Ninety (90) days after the termination of Grantee's Continuous Status as an Employee, Director or Consultant for any reason or for no reason unless:

  (a) such termination is due to Grantee's permanent and total disability (as determined by the Administrator pursuant to Applicable Laws), in which event the Option shall terminate on the earlier of the termination date set forth above or three hundred and sixty- five (365) days following termination of Grantee's Continuous Status as an Employee, Director or Consultant; or

  (b) such termination is due to Grantee's death, in which event the Option shall terminate on the earlier of the termination date set forth above or five hundred and forty-seven (547) days after Grantee's death; or

  (c) during any part of such ninety (90) day period the Option is not exercisable solely because of the condition set forth in paragraph 5 above, in which event the Option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of ninety (90) days after the termination of Grantee's Continuous Status as an Employee, Director or Consultant.

  (d) exercise of the Option within ninety (90) days after Grantee's termination from Continuous Status as an Employee, Director or Consultant would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the Option will terminate on the earlier of (I) the termination date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability or (iii) six (6) months and ten (10) days after the termination of Grantee's Continuous Status as an Employee, Director or Consultant.

  However, the Option may be exercised following Grantee's termination from Continuous Status as an Employee, Director or Consultant only as to that number of Shares as to which it was exercisable on the date such termination under the provisions of paragraph 2 of this Agreement.

  Exercise of Option. The Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price and any Tax-Related Items (as defined below), or with such other documentation as the Administrator shall require, to the Secretary of the Company, or to such other person as the Company may designate (including a brokerage firm authorized by the Company to effect the exercise of the Option), during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

  Withholding of Taxes. Regardless of any action the Company and/or the Subsidiary or affiliate employing Grantee (the "Employer") take with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account, or other tax-related withholding ("Tax-Related Items"), Grantee hereby acknowledges that the ultimate liability for all Tax-Related Items legally due by Grantee with respect to the Option is and remains Grantee's responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting or exercise of the Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate Grantee's liability for Tax-Related Items.

  Prior to the relevant taxable event, Grantee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, Grantee hereby authorizes the Company and/or the Employer, in their sole discretion, pursuant to such procedures as they may specify from time to time and without any notice to or authorization by Grantee, to withhold all applicable Tax-Related Items legally payable by Grantee in whole or in part by means of one or a combination of the following (without limitation): (1) withholding from Grantee's wages or other cash compensation paid to Grantee by the Company and/or Grantee's employer; (2) withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the Option; (3) selling or arranging for the sale of shares of Common Stock acquired upon exercise of the Option (on Grantee's behalf and at Grantee's discretion pursuant to this authorization); or (4) withholding in shares of Common Stock, provided that the Company only withholds the amount of shares of Common Stock necessary to satisfy the minimum withholding amount. If the Company satisfies the withholding obligation for Tax-Related Items by withholding shares of Common Stock, as described above, Grantee hereby acknowledges that Grantee is deemed to have been issued the full amount of Common Stock subject to the Option, notwithstanding that Common Stock is held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Option. Grantee hereby acknowledges that Grantee is required to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of Grantee's participation in the Plan, or the purchase of Common Stock at exercise that cannot be satisfied by the means previously described. Grantee hereby acknowledges that the Company may refuse to honor the exercise of the Option if Grantee fails to comply with Grantee's obligations in connection with the Tax-Related Items as described in this paragraph 8.

  Acknowledgment of Nature of Plan and the Option. In accepting the Option, Grantee acknowledges that:

  (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

  (b) the grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

  (c) all decisions with respect to future awards of Options, if any, will be at the sole discretion of the Company;

  (d) Grantee's participation in the Plan is voluntary;

  (e) the Options is an extraordinary items that does not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of Grantee's employment contract, if any;

  (f) the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, variable compensation, pension, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or the Employer;

  (g) this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of Grantee's Continuous Status as an Employee, Director or Consultant for the vesting period, for any period, or at all, and will not interfere with the Grantee's right or the right of the Company or the Employer to terminate Grantee's Continuous Status as an Employee, Director or Consultant at any time;

  (h) in the event that Grantee is not an Employee, Director or Consultant of the Company, the Option and Grantee's participation in the Plan shall not be interpreted to form an employment or service contract or relationship with the Company; and furthermore, the Option and Grantee's participation in the Plan will not be interpreted to form an employment contract with the Employer or any Subsidiary or affiliate of the Company;

  (i) the future value of the underlying shares of Common Stock is unknown and cannot be predicted with certainty;

  (j) if the underlying shares of Common Stock do not increase in value, the Option will have no value;

  (k) if Grantee exercises the Option and obtains shares of Common Stock, the value of the shares of Common Stock acquired upon exercise may increase or decrease in value, even below the exercise price;

  (l) in consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or shares of Common Stock purchased through exercise of the Option resulting from termination of Grantee's Continuous Status as an Employee, Director or Consultant (for any reason whatsoever and whether or not in breach of local labor laws) and Grantee irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by accepting the Option, Grantee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

  (m) in the event of termination of Grantee's Continuous Status as an Employee, Director or Consultant (whether or not in breach of local labor laws), Grantee's right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date that Grantee is no longer actively employed or actively rendering services and will not be extended by any notice period mandated under local law (e.g., active employment or service would not include a period of "garden leave" or similar period pursuant to local law); furthermore, in the event of termination of Grantee's Continuous Status as an Employee, Director or Consultant (whether or not in breach of local labor laws), Grantee's right to exercise the Option after termination of Grantee's Continuous Status as an Employee, Director or Consultant, if any, will be measured by the date of termination of active employment and will not be extended by any notice period mandated under local law; the Administrator shall have the exclusive discretion to determine when Grantee is no longer actively employed or actively rendering services for purposes of the Option;

  (n) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding participation in the Plan; and

  (o) Grantee is hereby advised to consult with his or her personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

  DATA PRIVACY. Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of Grantee's personal data as described in the Grant Notice and this Agreement by and among, as applicable, the Employer, the Company, its Subsidiaries and affiliates for the exclusive purpose of implementing, administering and managing Grantee's participation in the Plan.

  Grantee understands that the Company and the Employer may hold certain personal information about Grantee, including, but not limited to, Grantee's name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or its Subsidiaries and affiliates, details of all Options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Grantee's favor, for the purpose of implementing, administering and managing the Plan ("Data"). Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Grantee's country or elsewhere, and that the recipients' country (e.g., the United States) may have different data privacy laws and protections than Grantee's country. Grantee understands that Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting Grantee's local human resources representative. Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the exclusive purpose of implementing, administering and managing Grantee's participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom Grantee may elect to deposit any shares of Common Stock acquired upon exercise of the Option. Grantee understands that Data will be held only as long as is necessary to implement, administer and manage Grantee's participation in the Plan.

  Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Grantee's local human resources representative. Grantee understands, however, that refusing or withdrawing his or her consent may affect Grantee's ability to exercise or realize benefits from the Option or otherwise participate in the Plan. For more information on the consequences of Grantee's refusal to consent or withdrawal of consent, Grantee understands that Grantee may contact Grantee's local human resources representative.

  Option not Transferable. Except as may be approved by the Administrator, the Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during Grantee's life only by Grantee.

  Governing Plan Document. This Agreement and the Option granted hereunder are subject to all the provisions of the Plan, a copy of which has been made available to Grantee and its provisions are hereby made a part of the Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Agreement and those of the Plan, the provisions of the Plan shall control.

  Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

  Language. If Grantee has received the Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by law.

  Notice. Any notice to the Company under the terms of the Option must be addressed to the Company, in care of Stock Administration at Maxim Integrated Products, Inc., 4401 S. Beltwood Pkwy., Dallas, TX 75244 with a copy to the Corporate Secretary at 120 San Gabriel Drive, Sunnyvale, CA 94086. Any notices provided for in this Agreement or the Plan shall be given in writing (including electronic mail) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address specified below or at such other address as Grantee hereafter designate by written notice to the Company.

  Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option or future options that may be granted to Grantee under the Plan by electronic means or request Grantee's consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

  Appendix. Notwithstanding any provision of this Agreement, the Option shall be subject to any special terms and conditions set forth in the Appendix for Grantee's country of residence, if any, which are incorporated by reference to this Agreement.

  Governing Law/Choice of Venue. This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California, U.S.A., without giving effect to the conflict of law principles thereof.

  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A., and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, U.S.A. or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

  Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

  Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

By electronically approving the Option through the Smith Barney website, Grantee agrees to all of the terms and conditions described in this Agreement and in the Plan.

APPENDIX

MAXIM INTEGRATED PRODUCTS, INC.
1996 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT
(LEGAL PROVISIONS GOVERNING THE OPTION)
FOR NON-U.S. GRANTEES

This Appendix includes additional terms and conditions that govern the Option granted to Grantee if Grantee resides in one of the countries listed herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

This Appendix also includes information regarding exchange controls and certain other issues of which Grantee should be aware with respect to the Grantee's participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of May 2008. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Grantee not rely on the information noted herein as the only source of information relating to the consequences of the Grantee's participation in the Plan because the information may be out of date at the time the Grantee acquires Shares or sells Shares acquired under the Plan.

In addition, the information is general in nature and may not apply to the Grantee's particular situation, and the Company is not in a position to assure Grantee of any particular result. Accordingly, Grantee is advised to seek appropriate professional advice as to how the relevant laws in the Grantee's country may apply to the Grantee's situation.

Finally, if Grantee is a citizen or resident of a country other than the one in which Grantee is currently working, the information contained herein may not be applicable to Grantee.

AUSTRALIA

Securities Law Information

If Grantee acquires shares of Common Stock pursuant to the Option, and Grantee offers Shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. Grantee should obtain legal advice on disclosure obligations prior to making any such offer.

Exchange Control Notification

Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, Grantee will be required to file the report.

AUSTRIA

Exchange Control Notification

If Grantee holds shares of Common Stock obtained through the Plan outside Austria (even if held outside of Austria with an Austrian bank), Grantee must submit an annual report to the Austrian National Bank using the form "Standmeldung." An exemption applies if the value of the securities held outside Austria as of

December 31 does not exceed €5,000,000 or the value of securities as of any quarter does not exceed €30,000,000. The reporting date is December 31; the deadline for filing the report is March 31 of the following year.

When shares of Common Stock are sold, there may be exchange control obligations if the cash received is held outside Austria. If the transaction volume of all cash accounts abroad exceeds €3 million, the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the fifteenth day of the following month by filing form "Meldungen SI- Forderungen und/oder SI-Verpflichtungen." If the value of all cash accounts abroad is below €3 million, no ongoing reporting requirements apply.

Consumer Protection Notice

Under certain circumstances, Grantee may be entitled to revoke acceptance of the Agreement on the basis of the Austrian Consumer Protection Act under the following conditions:

  The revocation must be made within one week of the day Grantee accepted the Agreement; and

  The revocation must be in written form to be valid. It is sufficient if Grantee returns the Agreement to the Company or the Company's representative with language which can be understood as a refusal to conclude or honor the terms contained in the Agreement. It is sufficient if the revocation is sent within the period discussed above.

CANADA

Securities Law Information

Grantee is permitted to sell shares of Common Stock acquired through the Plan through the designated broker appointed under the Plan, if any, provided the resale of Common Stock acquired under the Plan takes place outside of Canada through the facilities of a stock exchange on which the Common Stock is listed.

The following provisions will apply if Grantee is a resident of Quebec:

Language Consent

The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention ("Agreement"), ainsi que de tous documents exécutés, avis donnés et procédures judiciaries intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Data Privacy Notice and Consent

This provision supplements paragraph 10: Data Privacy in the Agreement:

Grantee hereby authorizes the Company and the Company's representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Grantee further authorizes the Company and any Subsidiary or affiliate and the Administrator to disclose and discuss the Plan with their advisors. Grantee further authorizes the Company and any Subsidiary or affiliate to record such information and to keep such information in Grantee's employee file.

CHINA

Method of Payment

Notwithstanding anything to the contrary in the Agreement or the Plan, Grantee may pay the exercise price and any Tax-Related Items solely by means of a cashless sell-all method of exercise. To complete a cashless sell-all exercise, Grantee must provide irrevocable instructions to a broker to: (i) sell all of the shares of Common Stock to be issued upon exercise; (ii) use the proceeds to pay the exercise price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to Grantee. To the extent that regulatory requirements change, the Company reserves the right to permit Grantee to exercise the Option and pay the exercise price with cash, check, cash equivalent or cashless sell-to-cover exercise.

Exchange Control Notification

Grantee understands and agrees that, due to exchange control laws in China, Grantee may be required to immediately repatriate the cash proceeds realized upon exercise of the Option to China. Grantee further understands that such repatriation of proceeds may need to be effected through a special exchange control account established by the Company or a Subsidiary or affiliate and Grantee hereby consents and agrees that the proceeds may be transferred to such special account prior to being delivered to the Grantee's personal account.

FINLAND

There are no country-specific provisions.

FRANCE

Exchange Control Notification

If Grantee maintains a foreign bank account, Grantee is required to report such account to the French tax authorities when filing his or her annual tax return.

GERMANY

Exchange Control Notification

Cross-border payments in excess of €12,500 must be reported monthly to a State Central Bank ("Landeszentralbanken"). If Grantee uses a German commercial bank to effect a cross-border payment in excess of €12,500 in connection with the purchase or sale of securities, the bank will make the report.

In addition, in the unlikely event that Grantee holds shares exceeding 10% of the total capital of the Company, Grantee must report holdings in the Company on an annual basis.

HONG KONG

Securities Law Information

Options and the underlying shares of Common Stock are granted only to eligible employees of the Company, its Subsidiaries or affiliates; they are not a public offer of securities. The contents of the Plan and Agreement have not been reviewed by any regulatory authority in Hong Kong and Grantee is advised to exercise caution in relation to the Option. If Grantee is in any doubt about any of the contents of the Plan documents, Grantee should obtain independent professional advice.

ISRAEL

Method of Payment

Notwithstanding anything to the contrary in the Agreement or the Plan, Grantee may pay the exercise price and any Tax-Related Items solely by means of a cashless sell-all method of exercise. To complete a cashless sell-all exercise, Grantee must provide irrevocable instructions to a broker to: (i) sell all of the shares of Common Stock to be issued upon exercise; (ii) use the proceeds to pay the exercise price, brokerage fees and any applicable Tax-Related Items; and (iii) remit the balance in cash to Grantee. At its discretion, the Company reserves the right to permit Grantee to exercise the Option and pay the exercise price with cash, check, cash equivalent or cashless sell-to- cover exercise.

JAPAN

Exchange Control Notification

If Grantee pays more than ¥30,000,000 in a single transaction for the purchase of shares of Common Stock when Grantee exercises the Option, Grantee must file a Payment Report with the Ministry of Finance through the Bank of Japan by the 20th day of the month following the month in which the payment was made. The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan.

If Grantee intends to acquire shares of Common Stock whose value exceeds ¥100 million in a single transaction, Grantee must file an ex post facto Report Concerning Acquisition of Shares with the Ministry of Finance within 20 days of acquiring the shares of Common Stock.

KOREA

Exchange Control Notification

If Grantee remits funds out of Korea to purchase shares of Common Stock under the Plan, the remittance must be "confirmed" by a foreign exchange bank in Korea. This is an automatic procedure, i.e., the bank does not need to "approve" the remittance, and it should take no more than a single day to process. The following supporting documents evidencing the nature of the remittance must be submitted to the bank together with the confirmation application: (i) the Notice of Grant of Options and the Agreement; (ii) the Plan; (iii) a document evidencing the type of shares to be acquired and the amount (e.g., the award certificate); and (iv) Grantee's certificate of employment. This confirmation is not necessary for cashless exercises since there is no remittance out of Korea.

Additionally, exchange control laws require Korean residents who realize US$500,000 or more from the sale of shares to repatriate the proceeds to Korea within 18 months of the sale.

NETHERLANDS

Securities Law Information

Grantee should be aware of the Dutch insider trading rules which may impact the sale of shares of

Common Stock acquired under the Plan. In particular, Grantee may be prohibited from effecting certain share transactions if Grantee has insider information regarding the Company.

By accepting the Option and participating in the Plan, Grantee acknowledges having read and understood this Securities Law Information and acknowledges that it is the Grantee's responsibility to comply with the following Dutch insider trading rules:

Prohibition Against Insider Trading

Under Article 46 of the Act on the Supervision of the Securities Trade 1995, anyone who has "inside information" related to the Company is prohibited from effectuating a transaction in securities in or from the Netherlands. "Inside information" is knowledge of a detail concerning the issuer to which the securities relate that is not public and which, if published, would reasonably be expected to affect the stock price, regardless of the development of the price. The insider could be any employee of the Company or a Subsidiary or affiliate in the Netherlands who has inside information as described above.

Given the broad scope of the definition of inside information, certain employees of the Company working at a Subsidiary or affiliate in the Netherlands (including Grantee) may have inside information and, thus, would be prohibited from effectuating a transaction in securities in the Netherlands at a time when Grantee had such inside information.

PHILIPPINES

There are no country-specific provisions.

SINGAPORE

Securities Law Information

The offer is being made on a private basis and is, therefore, exempt from registration in Singapore.

Director Notification Requirement

If Grantee is a director, associate director or shadow director of a Singaporean Subsidiary or affiliate of the Company, Grantee is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary or affiliate in writing when Grantee receives an interest (e.g., the Option, shares of Common Stock) in the Company or any related companies. In addition, Grantee must notify the Singaporean Subsidiary or affiliate when Grantee sells shares of Common Stock of the Company or any related company (including when Grantee sells shares of Common Stock acquired upon exercise of the Option). These notifications must be made within two days of acquiring or disposing of any interest in the Company or any related company. In addition, a notification must be made of interests in the Company or any related company within two days of becoming a director.

SPAIN

Exchange Control Notification

When receiving foreign currency payments derived from the ownership of shares of Common Stock (i.e., dividends or sale proceeds), Grantee must inform the financial institution receiving the payment of the basis upon which such payment is made. Grantee will need to provide the institution with the following information: (i) name, address, and fiscal identification number; (ii) the name and corporate domicile of the Company; (iii) the amount of the payment; the currency used; (iv) the country of origin; (v) the reasons for the payment; and (vi) further information that may be required.

If Grantee acquires shares of Common Stock under the Plan and wishes to import the ownership title of such Stock (i.e., share certificates) into Spain, Grantee must declare the importation of such securities to the DGPCIE.

Labor Law Acknowledgment

This provision supplements paragraph 9: Nature of Grant in the Agreement:

By accepting the Option, Grantee acknowledges that he or she understands and agrees to participation in the Plan and that he or she has received a copy of the Plan.

Grantee understands that the Company has unilaterally, gratuitously and discretionally decided to grant Options under the Plan to individuals who may be employees of the Company or its Subsidiaries or affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any of its Subsidiaries or affiliates on an ongoing basis. Consequently, Grantee understands that any grant is given on the assumption and condition that it shall not become a part of any employment contract (either with the Company or any of its Subsidiaries or affiliates) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, Grantee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any gratuitous and discretionary grant since the future value of the Option and shares of Common Stock is unknown and unpredictable. In addition, Grantee understands that this grant would not be made but for the assumptions and conditions referred to above; thus, Grantee understands, acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any Option shall be null and void.

TAIWAN

Exchange Control Notification

Individuals may acquire and remit foreign currency (including proceeds from the sale of shares of Common Stock of the Company) into Taiwan up to US$5,000,000 per year without justification. There is no need to aggregate all remittances into Taiwan when calculating the limitation. If the transaction amount is TWD$500,000 or more in a single transaction, Grantee must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

THAILAND

Exchange Control Notification

Grantee must immediately repatriate the proceeds from the sale of shares of Common Stock to Thailand. The funds must be converted into Thai Baht or deposited in a foreign currency account in Thailand within 360 days of remittance into Thailand. In the event that the amount of the proceeds from the sale of shares of Common Stock is US$20,000 or its equivalent, or above, Grantee will be required to provide information associated with the source of such income on the Foreign Exchange Transaction Form to the authorized agent for reporting to an exchange control officer.

TURKEY

Exchange Control Notification

Exchange control regulations require Turkish residents to buy shares through financial intermediary institutions that are approved under the Capital Market Law (i.e., banks licensed in Turkey). Therefore, if Grantee uses cash to exercise the Option, the funds must be remitted through a bank or other financial institution licensed in Turkey. A wire transfer of funds by a Turkish bank will satisfy this requirement. This requirement does not apply to cashless sell-all exercises, as no funds leave Turkey.

UNITED KINGDOM

Eligibility

Notwithstanding Section 5 of the Plan, or any provision or discretion in the Plan or the Agreement to the contrary, Options may be granted only to Employees in the United Kingdom. For the avoidance of doubt, Consultants based in the United Kingdom shall not be eligible to participate in the Plan.

Tax Acknowledgment

The following provisions supplement paragraph 8: Withholding of Taxes in the Agreement:

Grantee agrees that if the Employer or the Company does not withhold or otherwise collect the full amount of Tax-Related Items that Grantee owes due to the exercise of the Option or release, assignment or cancellation of the Option (the "Chargeable Event") from Grantee within 90 days after the Chargeable Event or such other period as required by U.K. law (the "Due Date"), then the amount that should have been withheld or collected shall constitute a loan owed by Grantee to the Employer, effective on the Due Date. Grantee agrees that the loan will bear interest at the then-current Official Rate of Her Majesty's Revenue & Customs ("HMRC") and it will be immediately due and repayable by Grantee and the Company and/or the Employer may recover it at any time thereafter by any of the means referred to in paragraph 8 of the Agreement.

Notwithstanding the foregoing, if Grantee is an officer or executive director (as within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), the terms of the provision above will not apply. In the event that Grantee is an officer or executive director and Tax-Related Items are not collected from or paid by Grantee by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to Grantee on which additional income tax and National Insurance Contributions may be payable. Grantee acknowledges the Company or the Employer may recover it at any time thereafter by any of the means referred to above in paragraph 8 of the Agreement. Grantee also authorizes the Company to withhold the transfer of any shares of Common Stock unless and until the loan is repaid in full.

Joint Election

As a condition of Grantee's participation in the Plan and of the exercise of the Option, Grantee agrees to accept any liability for secondary Class 1 National Insurance Contributions which may be payable by the Company and/or the Employer with respect to the Chargeable Event ("Employer NICs").

Without limitation to the foregoing, Grantee agrees to execute a joint election with the Company or the Employer, the form of such joint election being formally approved by HMRC (the "Joint Election"), and any other required consents or elections as provided to Grantee by the Company or the Employer.

Grantee further agrees to execute such other joint elections as may be required between Grantee and any successor to the Company or the Employer.

If Grantee does not enter into a Joint Election, or if the Joint Election is revoked at any time by HMRC, the Option shall cease vesting and become null and void, and no shares of Common Stock shall be acquired under the Plan, without any liability to the Company, the Employer and/or any Subsidiary or affiliate.

Grantee further agrees that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in paragraph 8 of the Agreement, as supplemented above.